Exhibit 4.2

SHAREHOLDERS’ AGREEMENT

DATED AS OF

NOVEMBER 10, 2006

AMONG

GPS CCMP ACQUISITION CORP.

CCMP CAPITAL INVESTORS II, L.P.

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

ASIA OPPORTUNITY FUND II, L.P.

AOF II EMPLOYEE CO-INVEST FUND, L.P.

CCMP GENERAC CO-INVEST, L.P.

THE MANAGEMENT SHAREHOLDERS PARTY HERETO

AND

THE OTHER PARTIES HERETO

i

TABLE OF CONTENTS

(continued)

ii

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of November 10, 2006, is entered into among:

i.                                        GPS CCMP ACQUISITION CORP., a Delaware corporation (the “Company”),

ii.                                     CCMP CAPITAL INVESTORS II, L.P. (“Capital Investors”), CCMP CAPITAL INVESTORS (CAYMAN), L.P. (“Cayman Capital Investors”), ASIA OPPORTUNITY FUND II, L.P. (“Asia Fund”), AOF II EMPLOYEE CO-INVEST FUND, L.P. (“AOF”), and CCMP GENERAC CO-INVEST, L.P. (collectively, the “CCMP Funds” and, together with each of their Sponsor Permitted Transferees (as defined in Section 1.01 below), the “Sponsors”), and

iii.                                  Each Person listed as a “management shareholder” on the signature pages hereto and each of their Permitted Transferees who, from time to time, executes and delivers a Joinder Agreement, substantially as set forth on Exhibit A hereto (a “Joinder Agreement”) after the date hereof (each, a “Management Shareholder,” and collectively, the “Management Shareholders”).

RECITALS

WHEREAS, on the date hereof, the CCMP Funds have subscribed for, purchased and acquired Class B Common Shares from the Company pursuant to a certain Subscription and Stock Purchase Agreement, dated as of the date hereof; and

WHEREAS, on the date hereof, the Management Shareholders have subscribed for, purchased and acquired (a) Class A Common Shares pursuant to one or more Restricted Stock Agreements, dated as of the date hereof, between such Management Shareholders and the Company, and (b) Class B Common Shares pursuant to a certain Management Subscription and Stock Purchase Agreement, dated as of the date hereof, among the Management Shareholders and the Company; and

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to the ownership of Company Equity Securities.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01                    Definitions.

(a)                                  The following terms, as used herein, have the following meanings:

“Advisory Services and Monitoring Agreement” means that certain Advisory Services and Monitoring Agreement, dated as of November 10, 2006, by and among the Company, Generac Power Systems, Inc., CCMP Capital Advisors, LLC, CCMP Capital Asia Pte. Ltd. and CCMP Capital Asia Consulting Company Ltd. (as such agreement may be amended, modified or supplemented from time to time).

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

“Aggregate Ownership” means, with respect to any Management Shareholder or Sponsor, as the case may be, the total number of Company Equity Securities or shares of a specific class of Company Equity Securities owned by such Management Shareholder or Sponsor, as the case may be, and its Permitted Transferees (in the case of any Management Shareholder) or Sponsor Permitted Transferees (in the case of any Sponsor).

“Board” means the Board of Directors of the Company.

“Business” means, with respect to the Company and its Subsidiaries, the manufacturing, marketing, selling and distributing of stand-by power products.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law to close.

“Call Period” means, (a) with respect to the exercise of repurchase rights following a Terminated Management Shareholder’s termination of employment without Cause or for Good Reason, 190 days following the related Termination Date, and (b) in all other cases, 60 days following the related Termination Date.

“Cause” with respect to any Management Shareholder who is an employee of the Company, or any of its Subsidiaries, has the meaning ascribed to such term in such Management Shareholder’s employment or severance agreement, or if such Management Shareholder is not a party to an employment or severance agreement or “Cause” is not defined therein, “Cause” means:

(i)                                     the willful and continued failure by a Management Shareholder substantially to perform his or her duties (other than such failure resulting from his or her “total disability” (as defined in the Generac Power Systems, Inc. Long Term Disability Plan) or from termination by such Management Shareholder for Good Reason), after a written demand for substantial performance is delivered to such Management Shareholder that specifically identifies the manner in which such Management Shareholder has not substantially performed his duties, and such Management Shareholder has not remedied such failure within a reasonable time after receipt of such written notice (it being agreed that for purposes of this paragraph, no act, or failure to act, on a Management Shareholder’s part will be deemed “willful” unless done, or omitted to be done, by such Management Shareholder not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company);

(ii)                                  such Management Shareholder’s gross negligence or willful misconduct in the performance of his or her duties as an employee of the Company;

(iii)                               such Management Shareholder’s commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against the Company;

(iv)                              the indictment of such Management Shareholder for a felony; or

(v)                                 the drug addiction or habitual intoxication of such Management Shareholder that adversely effects such Management Shareholder’s job performance and duties hereunder, or the reputation or best interests of the Company.

“Change of Control” means (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, the Company Equity Securities representing in excess of fifty percent (50%) of the voting power of the Company are owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than one or more Sponsors or a “group” in which a Sponsor is a member, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries (if any)).

“Class A Common Shares” means shares of Class A Nonvoting Common Stock of the Company, par value $0.01 per share.

“Class B Common Shares” means shares of Class B Voting Common Stock of the Company, par value $0.01 per share.

“Closing” means the closing of the purchase of the Company Equity Securities by the Sponsors and the Management Shareholders on November 10, 2006.

“Common Shares” means the Class A Common Shares and the Class B Common Shares, and any capital stock or other equity Securities of the Company into which such Common Shares may thereafter be converted, changed, reclassified or exchanged.

“Company Equity Securities” means the Common Shares and any other securities convertible into or exchangeable or exercisable for, or options, warrants or other rights to acquire, Common Shares or any other equity or equity-linked security issued by the Company; provided that solely with respect to Sections 4.04 (Preemptive Rights) and 8.05 (Waivers; Amendments), Company Equity Securities of a Management Shareholder shall exclude any unvested Class A Common Shares.  With respect to any other class or additional shares of Company Equity Securities that may be issued and outstanding from time to time, the Board shall reasonably determine the equivalent number of Company Equity Securities represented by such shares.

“Distributions” means all distributions made by the Company to holders of Common Shares, whether in cash, property, or securities of the Company or its Subsidiaries and whether by dividend, Liquidating distributions, or otherwise; provided that none of the following events shall be considered a Distribution: (i) any redemption or repurchase or acquisition by the Company for value of any share or shares of its capital stock held by a present or former employee, director or consultant of the Company or any Subsidiary pursuant to a restricted stock agreement, stock repurchase agreement, stock option agreement, stockholder agreement (including this Agreement), management agreement or other repurchase agreement, arrangement, option or obligation approved by the Board; or (ii) any recapitalization, subdivision (including stock dividends and stock splits), combination (including reverse stock splits) or exchange of Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to any of the Company Equity Securities as of any date of determination:

(a)                                  in the event that such Company Equity Securities are listed on an established U.S. exchange or through the NASDAQ National Market or any established over-the-counter trading system, the average of the closing prices of such Company Equity Securities on such exchange if listed or, if not so listed, the average bid and asked price of such Company Equity Securities reported on the NASDAQ National Market or any established over-the-counter trading system on which prices for such Company Equity Securities are quoted, in each case, for a period of twenty trading days prior to such date of determination, and

(b)                                 in the event that such Company Equity Securities are not listed on an established U.S. exchange or through the NASDAQ National Market or any established over-the-counter trading system, the fair market value of such Company Equity Securities as determined by the Board in good faith.  Notwithstanding the foregoing with respect to this clause (b), in the event a Management Shareholder shall disagree in writing with any such determination by the Board (pursuant to the provisions of Section 5.02(c)) in connection with the Company’s exercise of its repurchase rights pursuant to Article V, the Fair Market Value of the Company Equity Securities held by such Management Shareholder shall be as determined pursuant to the provisions of Section 5.02(c).  The Board’s determination of Fair Market Value shall be based on the following methodology (such methodology, the “Valuation Methodology”):

1.                                        the Fair Market Value of a Class B Common Share shall be an amount equal to the Unreturned Paid in Capital per Class B Common Share plus a pro rata share (based upon the number of shares of Class B Common Stock then outstanding) of the Total Equity Value of the Company, after reduction for the aggregate Unreturned Paid-in Capital in respect of all Class B Common Shares then outstanding, equal to the sum of (i) 88% plus (ii) a percentage equal to the product of (A) 12% multiplied by (B) one minus a fraction, the numerator of which shall be the number of issued and outstanding Class A Common Shares that are then vested and not subject to forfeiture, and the denominator of which shall be 9,350.0098; and

2.                                        the Fair Market Value of a Class A Common Share shall be an amount equal to the product of (1) the Total Equity Value of the Company, after reduction for the aggregate Unreturned Paid-in Capital in respect of all Class B Common Shares then outstanding, multiplied by (2) a percentage equal to 12% multiplied by (2) a fraction, the numerator of which shall be the number of issued and outstanding Class A Common Shares that are then vested and not subject to forfeiture, and the denominator of which shall be 9,350.0098.

The “Total Equity Value” shall be equal to the aggregate value, as determined in good faith by the Board, that would be available with respect to all Company Equity Securities as a group, including, without limitation, the Class A Common Shares and the Class B Common Shares, in the event of a sale of all of the outstanding equity securities of the Company to a Third Party, assuming an assumption by the purchaser of all indebtedness of the Company and its Subsidiaries as of the date of determination, taking into account valuation methodologies commonly employed by financial buyers.

“FMV Calculation Date” means, with respect to (i) the application of the provisions of Section 5.01 and 5.02 to a Terminated Management Shareholder, the date of delivery of any Call Notice delivered with respect to the Termination Securities of such Terminated Management Shareholder and (ii) the application of the provisions of Section 5.03 to a Management Shareholder, the date of delivery of any repurchase notice delivered with respect to the Company Equity Securities of such Management Shareholder.

“Good Reason”, with respect to any Management Shareholder who is an employee of the Company or any of its Subsidiaries, has the meaning ascribed to such term in such Management Shareholder’s employment or severance agreement, or, if such Management Shareholder is not a party to an employment or severance agreement or “Good Reason” is not defined therein, “Good Reason” means:

(i)                                     a material reduction in the base salary of such Management Shareholder;

(ii)                               a material diminution in such Management Shareholder’s duties or responsibilities not cured by the Company within 20 days after written notice to the Company; or

(iii)                            a requirement by the Company that such Management Shareholder be based in an office that is located more then 50 miles from such Management Shareholder’s principal place of employment as of the Effective Date.

“Governmental Authority” means any federal, state, local or foreign governmental authority, department, commission, board, bureau, agency, court, instrumentality or judicial or regulatory body or entity.

“Investors” means, collectively, the Sponsors and the Management Shareholders.

“IPO” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Liquidation” means any voluntary or involuntary liquidation, dissolution or winding up of the Company, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction.  Liquidating shall have a correlative meaning.

“Management Subscription Agreement” means that certain Management Subscription Agreement dated as of the date hereof by and among the Company and the Management Shareholders that are the signatories to this Agreement on the date hereof.

“Management Class A Shares Agreement” means, with respect to a Management Shareholder, that certain Restricted Stock Agreement, dated as of the date hereof, by and between the Company and such Management Shareholder with respect to the purchase of Class A Common Shares by such Management Shareholder.

“NASD” means the National Association of Securities Dealers.

“Paid-in Capital” means, with respect to any Class B Common Shares, as of any particular date, the amount originally paid for such share when issued.

“Permitted Transferee” means, with respect to any Management Shareholder, (i) such Management Shareholder’s spouse, or any of such Management Shareholder’s lineal descendants, siblings or parents (collectively, “Relatives”); (ii) any executor, administrator or testamentary trustee of such Management Shareholder’s estate if such Management Shareholder dies; (iii) any transferee receiving Company Equity Securities of such Management Shareholder by will, intestacy laws or the laws of descent or survivorship; and (iv) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than such Management Shareholder or one or more Relatives of such Management Shareholder or one or more lineal descendents of siblings of such Management Shareholder.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Governmental Authority.

“Public Offering” means an underwritten public offering of Common Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means (i) Class A Common Shares, (ii) Class A Common Shares issuable upon conversion of shares of Class B Common, (iii) Class A Common Shares issuable upon exercise, conversion or exchange of any option, warrant or other security of the Company and (iv) Class A Common Shares directly or indirectly issued or issuable with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that Registrable Securities shall not include:  (A) any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, except as otherwise provided in clause (z) of this proviso, (y) which have been sold pursuant to Rule 144 or Rule 145, or (z) which are registered for resale pursuant to an effective registration statement on Form S-8 (or any successor or similar form) (provided that, with respect to shares of Common Stock registered on a Form S-8, if the holder of such shares is requested to become subject to any lockup agreement pursuant to Section 6.04 with respect to a particular registration as to which it otherwise would have been able to participate but for this clause (z), then such shares registered on Form S-8 shall be deemed Registrable Securities with respect to such registration), or (B) any unvested Class A Common Shares or any other unvested shares of the type referred to in clauses (i), (ii), (iii) or (iv) above; and provided, further, that any Company Equity Securities held by any Investor (and its Permitted Transferees or Sponsor Permitted Transferees (as applicable)) which, together with all other Company Equity Securities held by such Investor (and its Permitted Transferees or Sponsor Permitted Transferees (as applicable)), constitute less than 1% of the fully-diluted capital stock of the Company, shall in no event constitute Registrable Securities; and provided, further, that for the avoidance of doubt, all Registrable Securities remain subject to Article 5 of this Agreement.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters to be provided pursuant to Section 6.04(h) hereof), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of counsel only to the Sponsors participating in the offering selected by the Sponsors holding the majority of the Registrable Securities to be sold for the account of all Investors in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to section 3 of Schedule E to the Bylaws of the NASD, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, and (xv) all other costs and expenses incurred by the Company or its officers in connection with their compliance with Article 6 hereof.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Rule 145” means Rule 145 (or any successor provision) under the Securities Act.

“SEC”  means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor Permitted Transferee” with respect to any Sponsor, an Affiliate of such Sponsor; provided that such transferee shall agree in writing with the Parties to be bound by, and to comply with, all applicable provisions of, and to be deemed to be a Sponsor for purposes of, this Agreement.  For the avoidance of doubt, a transferee of Common Shares subsequent to an IPO may, but shall not be required to, agree in writing with the Parties to be bound by, and to comply with, all applicable provisions of this Agreement.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

“Tag-Along Pro Rata Share” means, with respect to a Tag-Along Seller or Tagging Person, as the case may be, a number of shares of a specified class of Offered Securities equal to the product of (i) the aggregate number of shares of such specified class that the prospective purchaser in a Tag-Along Sale is willing to purchase, multiplied by (ii) a fraction, the numerator of which is the number of shares owned by such Tag-Along Seller or Tagging Person, as the case may be, and proposed to be included in such Tag-Along Sale in accordance with Section 4.01(b) or (c) (as applicable), and the denominator of which is the number of shares owned by the Tag-Along Seller and all Tagging Persons and proposed to be included in such Tag-Along Sale in accordance with Section 4.01(b) and (c).

“Termination Securities” means, with respect to any Terminated Management Shareholder, the following Company Equity Securities:

(i) all unvested Class A Common Shares held by such Terminated Management Shareholder as of the applicable Termination Date; and

(ii) all vested Class A Common Shares held by such Terminated Management Shareholder as of the applicable Termination Date, if the Termination Event giving rise to the termination of such Terminated Management Shareholder’s employment is (A) the termination of employment by such Terminated Management Shareholder without Good Reason or (B) the termination of employment of such Terminated Management Shareholder by the Employer for Cause (it being understood that following a termination of any Terminated Management Shareholder’s employment (x) by such Terminated Management Shareholder for Good Reason, (y) by the Employer without Cause, or (z) due to the death, disability of such Terminated Management Shareholder, no Class A Common Shares held by such Terminated Management Shareholder or his or her Permitted Transferees shall constitute Termination Securities).

“Third Party” means a prospective purchaser (other than a Sponsor Permitted Transferee of the prospective selling Sponsor) of Company Equity Securities in a bona fide arm’s-length transaction.

“Transfer” means, with respect to any Company Equity Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate, transfer or grant any option or right (voting or otherwise) or interest in, such Company Equity Securities or any participation therein, whether directly or indirectly (through one or more intermediaries or otherwise), and whether voluntary, involuntary or by operation of law (whether by merger, consolidation, binding share exchange or otherwise), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, transfer or grant of any option or right (voting or otherwise) or interest in, such Company Equity Securities or any participation therein, whether directly or indirectly (through one or more intermediaries or otherwise), and whether voluntary, involuntary or by operation of law (whether by merger, consolidation, binding share exchange or otherwise) or any agreement or commitment to do any of the foregoing.

“Unreturned Paid-in-Capital” means in respect to a Class B Common Share, on November 10, 2006, an amount equal to $10,000.  Thereafter, the “Unreturned Paid-in Capital” in respect of each Class B Common Share shall (x) decrease (but not below $0) by the amount of any Distributions received in respect of such Class B Common Share and (y) increase by an amount equal to 10% per annum (after giving effect to any decreases pursuant to clause (x)), such increases to be calculated quarterly, compounded on the basis of a 360-day year of twelve 30-day months, which amounts will be deemed to accrue on a daily basis, whether or not the Corporation has earnings or profits.

(b)                                 In addition, each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION

Agreement	Preamble
Call Notice	5.01(b)
Call Notice Date	5.01(b)
Company	Preamble
Confidential Information	7.01(a)
Confidentiality Affiliates	7.01(a)
Counsel	8.03
Damages	6.04
Determination Time	3.02(b)
Drag-Along Sale	4.02(a)
Drag-Along Sale Notice	4.02(b)

TERM	SECTION

Drag-Along Sale Notice Period	4.02(b)
Drag-Along Sale Price	4.02(b)
Drag-Along Seller	4.02(a)
Drag-Along Transferee	4.02(a)
Employer	5.01(a)
Fully Participating Investor	4.04(c)
Indemnified Liabilities	8.13(a)
Indemnified Party	6.06
Indemnifying Party	6.06
Issuance Notice	4.04(a)
Joinder Agreement	Exhibit A
Joining Party	Exhibit A
Management Shareholder	Preamble
Non-Qualified Permitted Transferee	3.04(b)
Offered Securities	4.01(a)
Original Management Shareholder	3.04(b)
Piggyback Maximum Offering Size	6.01(b)
Piggyback Registration	6.01(a)
Registering Investor	6.01(a)
Relative Ownership Percentage	3.02(b)
Sponsor	Preamble
Sponsors	Preamble
Tag-Along Notice	4.01(a)
Tag-Along Notice Period	4.01(c)
Tag-Along Offer	4.01(a)
Tag-Along Offerees	4.01(a)
Tag-Along Response Notice	4.01(c)
Tag-Along Right	4.01(c)
Tag-Along Sale	4.01(a)
Tag-Along Sale Percentage	4.01(b)
Tag-Along Seller	4.01(a)
Tagging Persons	4.01(c)
Terminated Management Shareholder	5.01(a)
Termination Date	5.01(a)
Termination Event	5.01(a)
Termination Price	5.01(a)
Termination Securities	5.01(a)
Third Party Claim	8.13(a)
Unrestricted Securities	3.02(b)
Unwinding Event	3.04(b)

(c)                                  Other Definitional and Interpretive Matters.  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(d)                                 Calculation of Time.  When calculating the period before which, within which or after which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(e)                                  Dollars.  Any reference in this Agreement to “$” means U.S. dollars.

(f)                                    Annexes/Exhibits/Schedules.  The Annexes, Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.  Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

(g)                                 Gender.  Any reference in this Agreement to gender shall include all genders.

(h)                                 Headings.  The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

(i)                                     Herein.  The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

ARTICLE 2

CORPORATE GOVERNANCE

SECTION 2.01                    Board of Directors.  (a) From and after the Effective Time, at each annual or special meeting at which any directors of the Company are to be elected, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Investor, severally and not jointly, agrees to vote or otherwise give such Investor’s consent in respect of all Class B Common Shares (whether now or hereafter acquired) held of record or beneficially owned by such Investor, and the Company shall take all necessary and desirable actions within its control, in order to cause:

(b)                               (i)                                       the authorized number of directors on the board of directors of the Company (the “Board”) to be, initially, seven directors; provided that the number of directors on the Board may be increased or decreased at any time and from time to time at the direction of the Sponsors;

(ii)                                subject to Section 2.02 below, the election to the Board of :

(A)                               (1) the Chief Executive Officer of the Company and, at the election of the Chief Executive Officer, one director designated by such Chief Executive Officer and (2) that number of directors designated by Capital Investors (the “CCMP Directors”); provided that Capital Investors shall have the right to designate each successor CCMP Director and shall be entitled to direct the removal from the Board of any CCMP Director; and

(B)                                 that number of directors designated by Capital Investors and determined by Capital Investors in good faith (1) not to have a material relationship with the Company or any Affiliate thereof, and (2) not to be a current employee of a CCMP Fund or CCMP Capital Advisors, LLC (the “Independent Directors”) (it being understood that

Capital Investors shall have the right to designate each successor Independent Director and shall be entitled to direct the removal from the Board of any Independent Director).

The CCMP Directors shall initially be Stephen Murray, Timothy Walsh and Stephen McKenna.  Each designation of or any proposal to remove from the Board any director shall be made by delivering to the Board a notice signed by the party entitled to such designation or proposal.  As promptly as practicable, but in any event within five (5) days after delivery of such notice, the Company, the Board and the Investors shall take or cause to be taken such actions as may be reasonably required to cause the designation or removal proposed in such notice.  Such actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the Investors.  Each Investor shall take all actions required on its behalf to give effect to the agreements set forth in this Article 2.

(c)                                  Without limiting the foregoing, Asia Fund shall have the right to designate one non-voting observer to the Board, which observer will be entitled to attend all meetings of the Board, participate in all deliberations of the Board and receive copies of all materials provided to the Board, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board.

SECTION 2.02                    Voting Agreement.  In addition, prior to an IPO, as to any matter or action that requires a vote or written consent of the stockholders of the Company, whether by law or pursuant to any agreement, each Investor (other than the Sponsors) agrees to vote its Class B Common Shares, or to provide its written consent, only as directed by the CCMP Representative; provided that no Investor shall be required to vote in favor of, or provide its written consent to, any action that would disproportionately affect such Investor relative to the other Investors in any material and adverse manner.  In the event that any Investor (other than the Sponsors) entitled to vote on or provide its written consent with respect to a matter shall fail at any time to vote or act by written consent with respect to any Class B Common Shares held of record or beneficially owned by such Investor or as to which such Investor has voting control, such Investor hereby irrevocably grants to and appoints the CCMP Representative such Investor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Investor, to vote or act by written consent with respect to such Class B Common Shares and to grant a consent, proxy or approval in respect of such shares, in each case in such manner as the CCMP Representative shall determine in its sole and absolute discretion.  Each Investor (other than the Sponsors) hereby affirms that the irrevocable proxy set forth in this Section 2.02 will be valid for the term of this Agreement and is given to secure the performance of the obligations of such Investor under this Agreement.  Each such Investor (other than the Sponsors) hereby further affirms that each proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest.

SECTION 2.03                    Committees.  The Board may, by duly adopted action of the Board, designate one or more committees, including compensation and audit committees, of one or more directors, including alternates who may replace any absent or disqualified member at any meeting of the committee; provided, however, any executive committee of the Board must include the Chief Executive Officer.  Asia Fund shall have the right to designate one non-voting observer to any committee of the Board comprised of one or more CCMP Directors, which observer will be entitled to attend all meetings of such committee, participate in all deliberations of such committee and receive copies of all materials provided to such committee; provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by such committee.

SECTION 2.04                    Chairman.  A chairman may be appointed by the directors from among themselves.  The Chairman, if appointed, will preside over meetings of the Board but shall otherwise have no greater authority than any other director.

SECTION 2.05                    Payments to Directors; Reimbursements.  No director who is an officer of the Company or otherwise employed by the Company or any of its Subsidiaries shall be entitled to remuneration from the Company for services rendered in his or her capacity as a director (other than for reimbursement of reasonable out-of-pocket expenses of such director in accordance with Company policy and as may be authorized by the Board).  The out-of-pocket expenses of the Board observer designated by Asia Fund incurred in connection with his or her attendance at any meeting of the Board or any Committee thereof shall be reimbursed by the Company.  The Board may authorize Independent Directors to receive director fees in respect of services rendered as a director of the Company.

SECTION 2.06                    Competitive Opportunity.  If any director who is not employed by the Company or any of its Subsidiaries acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Company could have an interest or expectancy (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, the Company shall have no interest in, and no expectation that, such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that each director who is not employed by the Company or any of its Subsidiaries (other than any such director who is bound by any employment, consulting or noncompetition agreements that prohibit such actions) shall (i) have no duty to communicate or present such Competitive Opportunity to the Company and (ii) have the right to hold any such Competitive Opportunity for such director’s (and its agents’, partners’ or affiliates’) own account and benefit or to recommend, assign or otherwise transfer or deal in such Competitive Opportunity to Persons other than the Company or any Affiliate of the Company.

SECTION 2.07                    Notice of Meetings.  Regular meetings of the Board may be held without notice.  Special meetings of the Board may be called by any CCMP Director and may be held upon 48 hours’ notice to each director and Board observer, either personally, by mail, by telegram or by facsimile, or such shorter period as approved by the Board; provided that such notice requirement shall be deemed waived for any special meeting if each director is present at such special meeting.

SECTION 2.08                    Subsidiary Directors.  If requested by the CCMP Representative, the Parties agree to take all necessary action, either directly through the Company or otherwise, to cause the board of directors of each Subsidiary of the Company (if any) to have at all times a board composition identical (including with respect to the Asia Fund board observer but excluding any Independent Directors) to the Board.

SECTION 2.09                    Termination Upon IPO.  The provisions of this Article 2 shall terminate and have no further force or effect upon the first to occur of the consummation of an IPO or a Change of Control.

ARTICLE 3

RESTRICTIONS ON TRANSFER

SECTION 3.01                    General Restrictions on Transfer.

(a)                                  Each Investor understands and agrees that the Company Equity Securities held by it on the date hereof have not been registered under the Securities Act and are restricted securities under the Securities Act.  No Investor shall Transfer any Company Equity Securities (or solicit any offers in respect of any Transfer of any Company Equity Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any restrictions on Transfer contained in this Agreement or any other provisions set forth in any other agreements or instruments pursuant to which such Company Equity Securities were issued.  No Investor shall Transfer any Company Equity Securities if such Transfer would cause any class of Company Equity Securities to be required to become subject to registration under the Exchange Act.

(b)                                 Notwithstanding anything in this Agreement to the contrary, any attempt to Transfer any Company Equity Securities not in compliance with this Agreement shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer.  The parties hereto acknowledge that the transfer restrictions contained herein are reasonable and in the best interests of the Company.

SECTION 3.02                    Restrictions on Transfer by Management Shareholders.  Notwithstanding anything in this Agreement to the contrary:

(a)                                  Prior to the IPO, no Management Shareholder may Transfer any of its Company Equity Securities, except to a Permitted Transferee in accordance with Section 3.04 or in a Transfer of Company Equity Securities in a Tag-Along Sale or Drag-Along Sale pursuant to Sections 4.01 or 4.02 (in each case, in compliance with any agreement or instrument pursuant to which such Company Equity Securities have been issued).

(b)                                 Following the IPO, and subject to Section 3.01, in addition to Transfers to Permitted Transferees, each Management Shareholder may Transfer Company Equity Securities, other than any unvested Class A Common Shares (such Company Equity Securities that may be Transferred, “Unrestricted Securities”).

SECTION 3.03                    Legends.

(a)                                  At all times prior to the IPO, in addition to any other legend that may be required, each certificate for Company Equity Securities issued to any Investor shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.  THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS’ AGREEMENT DATED AS OF NOVEMBER 10, 2006 (AS AMENDED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.”

(b)                                 If any Company Equity Securities shall become freely transferable under the Securities Act, upon the written request of the holder thereof, the Company shall issue to such holder a new certificate evidencing such Company Equity Securities without the first sentence of the legend required by Section 3.03(a) endorsed thereon.  The Company may request that the holder provide an opinion of legal counsel reasonably acceptable to it stating that such Company Equity Securities are freely transferable under the Securities Act.  If any Company Equity Securities cease to be subject to any and all restrictions on Transfer and all other obligations set forth in this Agreement, the Company upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such

Company Equity Securities without the second sentence of the legend required by Section 3.03(a) endorsed thereon.

SECTION 3.04                    Permitted Transferees.

(a)                                  Subject to Section 3.01, any Management Shareholder may at any time Transfer any or all of its Company Equity Securities to a Permitted Transferee of such Management Shareholder without the consent of any Person so long as such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement (and such Transfer is otherwise in compliance with any agreement or instrument to which such Company Equity Securities were issued).  Such Management Shareholder must give prior written notice to the Company of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other documentation reasonably requested by the Company to ensure compliance with the terms of this Agreement.

(b)                                 If, while a Permitted Transferee holds any Company Equity Securities, a Permitted Transferee (a “Non-Qualified Permitted Transferee”) ceases to qualify as a Permitted Transferee in relation to the initial transferor Management Shareholder (being the original member of management of the Company that originally held such Company Equity Securities) (any such initial transferor Management Shareholder, an “Original Management Shareholder”) from whom or which such Permitted Transferee or any previous Permitted Transferee of such initial transferor Management Shareholder received such shares (an “Unwinding Event”), then:

(i)                                     such Original Management Shareholder and such Non-Qualified Permitted Transferee shall forthwith notify the Company and the CCMP Representative of the pending occurrence of such Unwinding Event; and

(ii)                                  immediately following such Unwinding Event, such Original Management Shareholder and such Non-Qualified Permitted Transferee shall take all actions necessary to effect a Transfer of all the Company Equity Securities held by the Non-Qualified Permitted Transferee either back to such Management Shareholder or, pursuant to this Section 3.04, to another Person that qualifies as a Permitted Transferee of such Original Management Shareholder.

ARTICLE 4

TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

SECTION 4.01                    Tag-Along Rights.

(a)                                  Subject to Section 4.03, if, prior to any IPO or Change of Control, one or more Sponsors (collectively, the “Tag-Along Seller”) propose to Transfer more than 15% of the Aggregate Ownership of all Sponsors of any class of Company Equity Securities held by the Sponsors on the date hereof (“Offered Securities”) to any Third Party or Third Parties in a single transaction or in a series of related transactions, (a “Tag-Along Sale”), the Tag-Along Seller shall first, by written notice to the Company (a copy of which (“Tag-Along Notice”) the Company shall provide to each of the other Investors (the “Tag-Along Offerees”)) offer the Tag-Along Offerees (“Tag-Along Offer”) the opportunity to participate in such Transfer in accordance with this Section 4.01.

(b)                                 The Tag-Along Notice shall identify (i) the class and number of shares of Offered Securities proposed to be sold by the Tag-Along Seller, (ii) the fraction expressed as a percentage, determined by dividing the number of shares of the specified class to be purchased from the Tag-Along Seller in such Tag-Along Sale by the Aggregate Ownership of the Tag-Along Seller of the specified class (the “Tag-Along Sale Percentage”), (iii) the consideration for which the Transfer is proposed to be made, (iv) the name and address of each proposed Third Party transferee, (v) the proposed Transfer date and (vi) all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by each proposed Third Party transferee to purchase shares of the specified class of Offered Securities.

(c)                                  From the date of its receipt of the Tag-Along Notice, each Tag-Along Offeree shall have the right (a “Tag-Along Right”), exercisable by written notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within 10 days after receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer a number of vested shares of the specified class of Offered Securities held by such Tag-Along Offeree (such number of shares shall not in any event exceed the Tag-Along Sale Percentage of the total number of shares of the specified class of Offered Securities held by such Tag-Along Offeree). The Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Offered Securities to be sold in such Tag-Along Sale.  The Tag-Along Offerees that exercise their Tag-Along Rights hereunder (the “Tagging Persons”) shall, upon request, deliver to the Tag-Along Seller, with the Tag-Along Response Notice, the certificate or certificates representing the Company Equity Securities of such Tagging Persons to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Company Equity Securities on the terms set forth in the Tag-Along Notice.  Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by the Tagging Persons.  In order to participate in a Tag-Along Sale, subject to Section 4.03(b), the Tagging Persons must agree to enter into and execute substantially identical agreements and documents as the Tag-Along Seller enters into and executes in connection with the Tag-Along Sale.

(d)                                 The Tag-Along Seller shall attempt to obtain the inclusion in the proposed Tag-Along Sale of the entire number of shares of the specified class of Offered Securities which each of the Tagging Persons requested to have included in the Tag-Along Sale (as evidenced by each such Tagging Person’s Tag-Along Response Notice prepared in accordance with Section 4.01(c)).  In the event the Tag-Along Seller shall be unable to obtain the inclusion of such entire number of shares of the specified class of Offered Securities in the proposed Tag-Along Sale, the number of shares of the specified class of Offered Securities to be sold in the proposed Tag-Along Sale shall be allocated among the Tag-Along Seller and each Tagging Person, with each such Person being entitled to include in such Tag-Along Sale a number of shares of the specified class of Offered Securities as is equal to the Tag-Along Pro Rata Share with respect to such Tag-Along Seller or such Tagging Person (as applicable).

(e)                                  If, at the end of a 120-day period after the date of receipt of the Tag-Along Notice (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the date of receipt of the Tag-Along Notice), the Tag-Along Seller has not completed the Transfer of the Offered Securities on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) promptly return to the Tagging Persons the limited power-of-attorney (and all copies thereof) together with all certificates representing the Offered Securities that such Tagging Persons delivered for Transfer pursuant to this Section 4.01 and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of such shares of the specified class of Offered Securities without again complying with this Section 4.01.

(f)                                    Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof and (ii) remit or cause to be remitted to each Tagging Person the total consideration paid at the closing of the Tag-Along Sale for the Company Equity Securities of such Tagging Person Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the Tag-Along Response Notice.

(g)                                 If, at the termination of the Tag-Along Notice Period, any Investor has not elected to participate in the Tag-Along Sale, such Investor shall be deemed to have waived its rights under this Section 4.01(a) with respect to the Transfer of the class or classes of Offered Securities owned by it or its Permitted Transferees pursuant to such Tag-Along Sale.

(h)                                 Notwithstanding anything contained in this Section 4.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Company Equity Securities and limited powers-of-attorney received by the Tag-Along Seller) if the Transfer of Company Equity Securities pursuant to this Section 4.01 is not consummated for any reason or no reason.  The decision to effect a Transfer of Company Equity Securities pursuant to this Section 4.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(i)                                     This Section 4.01 shall not apply to any Transfer of Company Equity Securities (A) in a Drag-Along Sale for which the Drag-Along Seller shall have elected to exercise its rights under Section 4.02 or (B) in connection with the IPO.

(j)                                     The provisions of this Section 4.01 shall terminate and have no further force or effect upon the first to occur of the consummation of an IPO or a Change of Control.

SECTION 4.02                    Drag-Along Rights.

(a)                                  Subject to Section 4.03, if at any time one or more Sponsors (collectively, the “Drag-Along Seller”) propose to Transfer more than a majority of the Aggregate Ownership of all Sponsors of any class of Company Equity Securities held by the Sponsors on the date hereof (a “Drag-Along Sale”) to any Third Party or Third Parties (the “Drag-Along Transferee”) in a single transaction or in a series of related transactions, the Drag-Along Seller may at its option require each Investor other than the Drag-Along Seller (a “Drag-Along Investor”) to Transfer, and each Drag-Along Investor hereby agrees to Transfer, such percentage of each class of Company Equity Securities then held by such Drag-Along Investor as is equal to the percentage of all shares of Company Equity Securities held by such Drag-Along Seller that are proposed to be sold by such Drag-Along Seller in such Drag-Along Sale, on substantially the same terms and conditions as are applicable to the Drag-Along Seller; provided that, consistent with Section 4.03(f), the terms of such Drag-Along Sale may provide different per share consideration for different classes of Company Equity Securities.  All Drag-Along Investors shall cooperate in, and shall take all actions that the Drag-Along Seller deems reasonably necessary or desirable to consummate the Drag-Along Sale, including, without limitation, (i) voting their respective Company Equity Securities (or executing and delivering any written consents in lieu thereof) in favor of the Drag-Along Sale and all actions deemed necessary or appropriate by the Drag-Along Seller in connection with the Drag-Along Sale, including voting to approve a Drag-Along Sale if such Drag-Along Sale is structured as a merger or a sale of all or substantially all of the assets of the Company, and against any action or proposal that may prevent, hinder or impede the consummation of the Drag-Along Sale, (ii) to the extent permitted by applicable law, not exercising any dissenters’ or appraisal rights to which they may be entitled in connection with the Drag-Along Sale, and (iii) subject to Section 4.03(b), entering into agreements with the Drag-Along Transferee on terms substantially identical to those (if any) entered into between the Drag-Along Transferee and the Drag-Along Seller.  Each Drag-Along Investor hereby grants to the CCMP Representative, an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Drag-Along Investor’s Company Equity Securities in accordance with such Drag-Along Investor’s agreements in this Section 4.03 and a power of attorney to execute and deliver in the name and on behalf of such Drag-Along Investor all such agreements, instruments and other documentation (including any written consents of shareholders) as is required to Transfer the Company Equity Securities held by such Drag-Along Investor to the Drag-Along Transferee.

(b)                                 The Drag-Along Seller shall provide written notice of such Drag-Along Sale to each Drag-Along Investor (a “Drag-Along Sale Notice”) not later than 10 days prior to the proposed Drag-Along Sale.  The Drag-Along Sale Notice shall identify the Drag-Along Transferee and the consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale.  Each Drag-Along Investor shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Company Equity Securities.  The price and form of consideration payable in such Transfer shall be the Drag-Along Sale Price.  Not later than five days after receipt of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each Drag-Along Investor shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificate or certificates and other applicable instruments representing the Company Equity Securities of each such Drag-Along Investor to be included in the Drag-Along Sale, together with wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Equity Securities pursuant to this Section 4.02(b) at the closing for such Drag-Along Sale against delivery to such Drag-Along Investor of the consideration therefor.  If a Drag-Along Investor should fail to deliver such certificates to the Drag-Along Seller and the Drag-Along Sale is consummated, the Company shall cause the books and records of the Company to reflect that such Company Equity Securities are bound by the provisions of this Section 4.02(b) and that such Company Equity Securities shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(c)                                  The Drag-Along Seller shall have a period of 120 days from the date of receipt of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice; provided that if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the date of receipt of the Drag-Along Sale Notice.  If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall promptly return to each of the Drag-Along Investors all certificates and other applicable instruments representing Company Equity Securities that such Drag-Along Investors delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by each such Drag-Along Investor in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Equity Securities owned by each such Drag-Along Investor shall again be in effect.

(d)                                 Concurrently with the consummation of the Drag-Along Sale, the Drag-Along Seller shall give notice thereof to the Drag-Along Investors and shall remit or cause to be remitted to each Drag-Along Investor that have surrendered their certificates and other applicable instruments the total consideration paid at the closing of the Drag-Along Sale for the Company Equity Securities of such Drag-Along Investor Transferred pursuant thereto, with the cash portion of which is to be paid by wire transfer of immediately available funds in accordance with such Drag-Along Investor’s wire transfer instructions.

(e)                                  Notwithstanding anything contained in this Section 4.02, there shall be no liability on the part of the Drag-Along Seller to the Drag-Along Investors (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Company Equity Securities received by the Drag-Along Seller) if the Transfer of Company Equity Securities pursuant to this Section 4.02 is not consummated for any reason or for no reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice.  The decision to effect a Transfer of Company Equity Securities pursuant to this Section 4.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

(f)                                    The provisions of this Section 4.02 shall terminate and have no further force or effect upon the first to occur of the consummation of an IPO or a Change of Control.

SECTION 4.03                    Additional Provisions Related to Tag-Along Sales and Drag-Along Sales.  Notwithstanding anything contained in Section 4.01 or Section 4.02 to the contrary, in connection with a Tag-Along Sale under Section 4.01 or a Drag-Along Sale under Section 4.02:

(a)                                  Upon the consummation of such Tag-Along Sale or Drag-Along Sale, all Sponsors and Management Shareholders holding the same class of Company Equity Securities participating therein will receive the same form and amount of consideration per share, or, if any Investor is given an option as to the form and amount of consideration to be received in respect of a specified class of Company Equity Securities, all Investors holding such specified class of Company Equity Securities participating therein will be given the same option.

(b)                                 Each Tag-Along Offeree or Drag-Along Investor, as the case may be, shall (i) make such representations and warranties (to the best of its knowledge) and shall make such covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Tag-Along Seller or Drag-Along Seller, as the case may be, and (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations, and (iv) cooperate in obtaining all governmental and third-party consents and approvals reasonably necessary or desirable to consummate such Tag-Along Sale or Drag-Along Sale (as applicable).

(c)                                  In the event the consideration to be paid in exchange for Company Equity Securities in a Tag-Along Sale or a Drag-Along Sale includes securities, and the receipt thereof by a Tag-Along Offeree or Drag-Along Investor, as the case may be, would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Tag-Along Sale or a Drag-Along Sale or (b) the provision to any Tag-Along Seller or Drag-Along Seller of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for the Tag-Along Sale or Drag-Along Sale, then such Tag-Along Offeree or Drag-Along Investor, as the case may be, shall not have the right to sell Company Equity Securities in such proposed Tag-Along Sale or Drag-Along Sale.  In such event, the Tag-Along Seller or Drag-Along Seller, as the case may be, shall (i) in the case of a Tag-Along Sale, have the right, but not the obligation, and (ii) in the case of a Drag-Along Sale, have the obligation, in each case, to cause to be paid to such Tag-Along Offeree or Drag-Along Investor, as the case may be, in lieu thereof, against surrender of the Company Equity Securities which would have otherwise been Transferred by such Tag-Along Offeree or Drag-Along Investor, as the case may be, to the prospective purchaser in the proposed Tag-Along Sale or a Drag-Along Sale, an amount in cash equal to the Fair Market Value of such Company Equity Securities as of the date such securities would have been issued, in exchange for such Company Equity Securities.

(d)                                 The Company and the Investors will cooperate in obtaining all governmental and third-party approvals and consents reasonably necessary or desirable to consummate such Transfer.

(e)                                  Each Tagging Person shall bear an amount of the reasonable costs and expenses incurred by the Investors or the Company in connection with any proposed Tag-Along Sale (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, pro rata in proportion to the consideration paid or proposed to be paid to such Tagging Person in connection with such Tag-Along Sale as compared to the aggregate consideration to be paid to the Tag-Along Seller and all Tagging Persons in connection with such Tag-Along Sale; provided, that, in connection with any Tag-Along Sale, each Tagging Person shall bear in its entirety any attorneys fees and charges, accounting fees and charges and any other advisor fees, charges or commissions incurred by such Tagging Person in connection with such Tag-Along Sale.

(f)                                    In connection with (i) each Tag-Along Sale, each Tagging Person shall receive, with respect to the Class B Common Shares, the same amount of consideration received by the Tag-Along Sellers per Class B Common Share and (ii) each Drag-Along Sale, each Drag-Along Investor shall receive, with respect to the Class B Common Shares, the same amount of consideration received by the Drag-Along Sellers per Class B Common Share; provided, however, that in connection with any such sale (A) Class A Common Shares may be valued at (and the holder thereof entitled to receive) a lower price per share than the Class B Common Shares, and (B) after giving effect to any vesting triggered by such Tag-Along Sale or Drag-Along Sale, unvested Class A Common Shares may be valued at (and the holder thereof entitled to receive) a lower price per share than vested Class A Common Shares, in each case, to account for the different rights, powers, preferences and privileges in respect thereof as set forth in the Company’s Certificate of Incorporation and other agreements relating to such shares (including, without limitation, the right of the holders of Class B Common Shares to receive distributions in respect of their unreturned paid-in-capital of the Company prior the right of the holders of Class A Common Shares to receive distributions ratably based on the number of outstanding Shares held by such holders).

SECTION 4.04                    Preemptive Rights.

(a)                                  Prior to the consummation of an IPO, the Company shall give each of the Investor that is an “accredited investor” (as such term is defined in Rule 501(a) of the Securities Act) as of the time of any proposed issuance by the Company of any Company Equity Securities, written notice (an “Issuance Notice”) of such proposed issuance at least 10 days prior to the proposed issuance date.  The Issuance Notice shall specify the number of Company Equity Securities and the price at which such Company Equity Securities are proposed to be issued and the other material terms and conditions of the issuance, including, without limitation, the proposed closing date.  Subject to Section 4.04(g), (i) the holders of Class B Common Shares (taken as a whole) shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, a percentage of such newly issued Company Equity Securities equal to the percentage of Company consideration, assets and properties to which the holders of Class B Common Shares would be entitled upon the liquidation, dissolution or winding up of the Company (and after giving effect to the repayment, in full, of the Unreturned Paid-in Capital to such holders) (the “Class B Preemptive Rights Percentage”; and the product of (x) the aggregate number of Company Equity Securities proposed to be sold by the Company and set forth in such Issuance Notice multiplied by (y) the Class B Preemptive Rights Percentage being the “Class B Preemptive Rights Share”), (ii) the holders of Class A Common Shares (taken as a whole) shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, such percentage of such newly issued Company Equity Securities as is equal the difference between (A) 100% minus (B) the Class B Preemptive Rights Percentage (the “Class A Percentage”; and the product of (x) the aggregate number of Company Equity Securities proposed to be sold by the Company and set forth in such Issuance Notice multiplied by (y) the Class A Preemptive Rights Percentage being the “Class A Preemptive Rights Share”), (iii) each Investor holding Class B Common Shares (solely in such capacity) shall be entitled to purchase, at the price and on the other terms and conditions specified in the

Issuance Notice, such number of Company Equity Securities proposed to be sold by the Company as is equal to the product of (x) the Class B Preemptive Rights Share, multiplied by (y) a fraction, the numerator of which is such Investor’s Aggregate Ownership of Class B Common Shares of as of the date of such Issuance Notice, and the denominator of which is the Aggregate Ownership of Class B Common Shares of all Investors as of the date of such Issuance Notice and (iv) each Investor holding Class A Common Shares (solely in such capacity) shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, such number of Company Equity Securities proposed to be sold by the Company as is equal to the product of (x) the Class A Preemptive Rights Share, multiplied by (y) a fraction, the numerator of which is such Investor’s Aggregate Ownership of Class A Common Shares of as of the date of such Issuance Notice, and the denominator of which is the Aggregate Ownership of Class A Common Shares of all Investors as of the date of such Issuance Notice.

(b)                                 Each Investor may exercise its rights under this Section 4.04 by delivering written notice of its election to purchase such Company Equity Securities to the Company, within 10 days after receipt of the Issuance Notice.  A delivery of such notice (which notice shall specify the number of Company Equity Securities requested to be purchased by the Investor submitting such notice) by such Investor shall constitute a binding agreement of such Investor to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of Company Equity Securities specified in such Investor’s notice.  If, at the termination of such 10 day-period, any Investor has not exercised its right to purchase any of its pro rata share of such offered Company Equity Securities (as calculated pursuant to Section 4.04(a)), such Investor shall be deemed to have waived all of its rights under this Section 4.04 with respect to, and only with respect to, the purchase of such Company Equity Securities specified in the Issuance Notice.

(c)                                  If (i) any Investor holding Class B Common Shares fails to exercise its preemptive rights under this Section 4.04, or elects to exercise such rights with respect to less than such Investor’s allocated share (the difference between such Investor’s allocated share (solely in its capacity as a holder of Class B Common Shares (as calculated pursuant to Section 4.04(a))) and the number of shares for which such Investor exercised its preemptive rights under this Section 4.04 (solely in its capacity as a holder of Class B Common Shares), the “Class B Excess Shares”), any participating Investor holding Class B Common Shares and electing to exercise its rights with respect to its full allocated share (a “Fully Participating Class B Investor”) shall be entitled to purchase from the Company an additional number of Company Equity Securities equal to the product of (A) the Class B Excess Shares and (B) a fraction, the numerator of which is the Aggregate Ownership of Class B Common Shares of such Fully Participating Investor, and the denominator of which is equal to the sum of the Aggregate Ownership of Class B Common Shares of all Fully Participating Class B Investors purchasing such additional shares and (ii) any Investor holding Class A Common Shares fails to exercise its preemptive rights under this Section 4.04, or elects to exercise such rights with respect to less than such Investor’s allocated share (the difference between such Investor’s allocated share (solely in its capacity as a holder of Class A Common Shares (as calculated pursuant to Section 4.04(a))) and the number of shares for which such Investor exercised its preemptive rights under this Section 4.04 (solely in its capacity as a holder of Class A Common Shares), the “Class A Excess Shares”), any participating Investor holding Class A Common Shares and electing to exercise its rights with respect to its full allocated share (a “Fully Participating Class A Investor”) shall be entitled to purchase from the Company an additional number of Company Equity Securities equal to the product of (A) the Class A Excess Shares and (B) a fraction, the numerator of which is the Aggregate Ownership of Class A Common Shares of such Fully Participating Investor, and the denominator of which is equal to the sum of the Aggregate Ownership of Class A Common Shares of all Fully Participating Class A Investors purchasing such additional shares.

(d)                                 The Company shall have 120 days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Equity Securities that the Investors have elected not to purchase at the price and upon terms and conditions that are not materially less favorable to the Company than those specified in the Issuance Notice; provided that if such issuance is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the date of the Issuance Notice.  At the consummation of such issuance, the Company shall issue certificates representing the Company Equity Securities to be purchased by each Investor exercising preemptive rights pursuant to this Section 4.04 registered in the name of such Investor, against payment by such Investor of the purchase price for such Company Equity Securities.  If the Company proposes to issue any Company Equity Securities after such 120-day period or on other terms materially less favorable to the Company, it shall again comply with the procedures set forth in this Section 4.04.

(e)                                  The closing of any issuance of Company Equity Securities contemplated by this Section 4.04 shall take place at the time and in the manner provided in the Issuance Notice.  The Company shall be under no obligation to consummate any proposed issuance of Company Equity Securities, nor shall there be any liability on the part of such entity to any Investor if the Company has not consummated any proposed issuance of Company Equity Securities pursuant to this Section 4.04 for any reason or no reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

(f)                                    The Company may offer and sell Company Equity Securities subject to the preemptive rights under this Section 4.04 to an existing Sponsor without first offering such Company Equity Securities to each of the other Investors or complying with the procedures of this Section 4.04, so long as (i) each of the other Investors receives prompt written notice of the consummation of such sales and thereafter is given the opportunity to purchase a number of Company Equity Securities equal to such number of shares as the Board shall, in good faith, determine would have been offered for sale to such other Investors had the other provisions of this Section 4.04 been complied with by the Company in connection with such sale, within 45 days after the close of such sale and in any event no later than 30 days after receipt of the notice referred to herein on the same terms and conditions as such prior sale, and (ii) the price per Company Equity Securities shall be identical to the price per share paid in such prior sale.

(g)                                 The preemptive rights under this Section 4.04 shall not apply to issuances or sales in, or in connection with, the IPO, a merger of the Company with or into another Person or an acquisition by the Company of another Person or substantially all the assets of another Person, or issuances of Company Equity Securities as a bona-fide “equity kicker” to a lender in connection with a third party debt financing, issuances of Company Equity Securities in connection with a dividend or upon any split or subdivision or combination of Company Equity Securities, issuances, grants or sales of Company equity Securities to employees, officers, managers and/or directors of the Company or any of its Subsidiaries pursuant to employee benefit, incentive or other plan, arrangement or agreement by the Company.

(h)                                 The provisions of this Section 4.04 shall terminate and have no further force or effect upon the occurrence of the consummation of an IPO or a Change of Control.

ARTICLE 5

REPURCHASE RIGHTS

SECTION 5.01                    Repurchase Rights upon Termination.

(a)                                  Upon any Management Shareholder who is an employee of the Company or any of its Subsidiaries (the entity employing such Management Shareholder, the “Employer”) ceasing to be employed by any of the Company or any of its Subsidiaries (a “Terminated Management Shareholder”) for any reason (the reason for the cessation or termination of such employment, the “Termination Event” and the effective date of such termination, the “Termination Date”), subject to applicable law and the provisions of this Article 5, the Company shall have the right (but not the obligation) to purchase, and if such right is exercised, such Terminated Management Shareholder shall sell, and shall cause any Permitted Transferees of such Terminated Management Shareholder to sell (and such Permitted Transferees shall sell), to the Company all or any portion (as determined by the Company) of the Termination Securities owned by such Terminated Management Shareholder and such Permitted Transferees at a price per Termination Security equal to the Termination Price therefor (determined pursuant to Section 5.02 below).

(b)                                 With respect to each Termination Security, the Company shall notify a Terminated Management Shareholder in writing, within the Call Period with respect to such Termination Security, whether the Company will exercise its right to purchase such Termination Security (the date on which a Terminated Management Shareholder is so notified, the “Call Notice Date”).

(c)                                  The closing of the purchase by the Company of Termination Securities pursuant to this Article 5 shall take place at the principal office of the Company on the date chosen by such entity, which date shall, except as may be reasonably necessary to determine the Termination Price, in no event be more than 45 days after the Company notifies such Terminated Management Shareholder of the exercise of its right to purchase such Termination Securities pursuant to Section 5.01(b).  At such closing, (i) the Company shall pay the Terminated Management Shareholder and/or such Terminated Management Shareholder’s Permitted Transferees, as applicable, against delivery of duly endorsed certificates described below representing such Termination Securities, the aggregate Termination Price by wire transfer of immediately available federal funds and (ii) the Terminated Management Shareholder and/or such Terminated Management Shareholder’s Permitted Transferees, as applicable, shall deliver to the Company  a certificate or certificates representing the Termination Securities to be purchased by the Company duly endorsed, or with stock powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary share (or equivalent) transfer tax stamps affixed. The delivery of a certificate or certificates for the Termination Securities by any Person selling such Termination Securities pursuant to this Section 5.01 shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Termination Securities; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Termination Securities as contemplated; (iii) such Termination Securities are free and clear of any and all liens or encumbrances and (iv) there is no adverse claim with respect to such Termination Securities.

SECTION 5.02                    Termination Pricing and Payment Terms.

(a)                                  Subject to Section 5.04, the “Termination Price” of a Termination Security shall be determined as follows:

(i)                                     If (x) the Termination Security is unvested as of the Termination Date, and (y) the Termination Event was for any reason other than a termination by the Employer for Cause or a termination by the Terminated Management Shareholder without Good Reason, the Termination Price for such Termination Security shall be the purchase price paid by such Terminated Management Shareholder with respect to a Class A Common Share,

(ii)                                  If (x) the Termination Security is unvested as of the Termination Date, and (y) the Termination Event was a termination by the Employer for Cause or a termination by the

Terminated Management Shareholder without Good Reason, the Termination Price for such Termination Security shall be the lower of (1) the Fair Market Value on the FMV Calculation Date of such Termination Security and (2) the purchase price paid by such Terminated Management Shareholder, and

(iii)                               If the Termination Security is vested as of the Termination Date, the Termination Price for such Termination Security shall be the lower of (1) the Fair Market Value on the FMV Calculation Date of such Termination Security and (2) the purchase price paid by such Terminated Management Shareholder in respect of such Termination Security.

(b)                                 In the event that the Company exercises a repurchase right pursuant to Section 5.01(a), the Company shall pay the Termination Price in cash; provided, however, that if at the time of the closing of the purchase of such Termination Securities, the Company is prohibited from purchasing all or any portion of such Termination Securities (i) because restrictive covenants or other provisions contained in the documents evidencing such entity’s or any of its Affiliates’ indebtedness for borrowed money do not permit or allow such entity to make such payments in cash in whole or in part; or (ii) pursuant to applicable law, then in each case, either (x) the portion of the Termination Price not permitted to be made in cash may be paid by the execution and delivery by the Company of a promissory note or other deferred cash payment arrangement (if applicable, any promissory note to be subordinated to the indebtedness for borrowed money of such company or any of its Affiliates) bearing interest at the prime rate, as published in the Wall Street Journal, Eastern edition, on the first Business Day immediately prior to the day on which such promissory note or other deferred cash payment is issued, with principal and accrued interest payable at such time as is required in the Board’s determination to ensure that any payment pursuant to such promissory note or other deferred cash payment arrangement is not prohibited because of any of the matters described in clauses (i) or (ii) of this Section 5.02(b) above or (y) the Company may designate one or more Sponsors to purchase and acquire from the Terminated Management Shareholder, the Termination Securities, on the same terms and subject to the same conditions at those that would be applicable to the Company.

(c)                                  In the event that pursuant to the application of the provision of Article 5 of this Agreement the Board determines the Fair Market Value (x) of a Termination Security of a Terminated Management Shareholder in connection with the exercise of its repurchase right in Section 5.01 or (y) of any Company Equity Securities in connection with the exercise of its repurchase right in Section 5.03, in each case, pursuant to clause (b) of the definition of Fair Market Value (such determination, the “Board Determination”), the following provisions shall apply:

(i)                                     if the applicable Terminated Management Shareholder disagrees with the Board Determination, such Terminated Management Shareholder may, within ten days after receiving notice of the Board Determination, deliver a notice to the Board disagreeing with the Board Determination.

(ii)                                  If the applicable Terminated Management Shareholder delivers such a disagreement notice to the Board in such ten-day period, such Terminated Management Shareholder and the Board shall, during the 15 days following such delivery, use their commercially reasonable efforts to negotiate an agreement as to the “Fair Market Value” of such Termination Security.  If the applicable Terminated Management Shareholder does not deliver a notice to the Board in such ten-day period disagreeing with the Board Determination, the Board Determination shall be final and binding on such Terminated Management Shareholder.

(iii)                               If during the 15-day negotiation period described in Section 5.02(c), the applicable Terminated Management Shareholder and the Board are unable to negotiate an agreement, the Company shall promptly thereafter engage an independent appraiser or valuation firm mutually and reasonably acceptable to such Terminated Management Shareholder and the Board (the “Referee”) to determine the fair market value of the Termination Security (it being understood that in making such determination, the Referee shall be functioning as an expert and not as an arbitrator).  The Referee shall deliver to the applicable Terminated Management Shareholder and the Board as promptly as practicable (but no later than 30 days from the date of engagement of the Referee) a report setting forth its reasoned written determination as to the fair market value of the Termination Security (the “Referee Determination”).  The Referee Determination shall be final and binding upon such Terminated Management Shareholder and the Board.  Each party shall bear its own expenses in connection with any application of this Section 5.02(c), except that the fees and expenses of the Referee (including, but not limited to, the fees and expenses of any counsel or other advisors retained by the Referee) (collectively, the “Referee Expenses”) shall be paid as follows:

(A)                               if the Referee Determination is equal to or between 95% and 105% of the Board Determination, each of the Terminated Management Shareholder and the Company shall pay one-half of the Referee Expenses,

(B)                                 if the Referee Determination is less than 95% of the Board Determination, the Terminated Management Shareholder shall pay the Referee Expenses, and

(C)                                 if the Referee Determination is greater than 105% of the Board Determination, the Company shall pay the Referee Expenses.

SECTION 5.03                    Repurchase Right Upon Breach of Restrictive Covenant Agreement.

(a)                                  In the event that, at any time during the employment of any Management Shareholder who is an employee of the Company or any of its Subsidiaries or thereafter, such Management Shareholder has violated the terms of any non-competition or non-solicitation covenant applicable to such Management Shareholder, subject to applicable law and the provisions of this Article 5, the Company shall have the right (but not the obligation) to purchase, and if such right is exercised, such Management Shareholder shall sell, and shall cause any Permitted Transferees of such Management Shareholder to sell (and such Permitted Transferees shall sell), to the Company all or any portion (as determined by the Company) of the Company Equity Securities owned by such Management Shareholder and such Permitted Transferees at a price per share of Company Equity Securities equal to (i) in the case of any Class B Common Share, the Fair Market Value thereof, and (ii) in the case of any Class A Common Share, the lower of (1) the Fair Market Value on the FMV Calculation Date of such Class A Common Share and (2) the purchase price paid by such Management Shareholder therefor.  Any determination of Fair Market Value in connection with a Company repurchase shall be subject to the provisions of Section 5.02(c).

(b)                                 In the event that the Company exercises a repurchase right pursuant to Section 5.03, the Company shall pay the repurchase price in cash; provided, however, that if at the time of the closing of the purchase of such Company Equity Securities, the Company is prohibited from purchasing all or any portion of such Company Equity Securities (i) because restrictive covenants or other provisions contained in the documents evidencing such entity’s or any of its Affiliates’ indebtedness for borrowed money do not permit or allow such entity to make such payments in cash in whole or in part; or (ii) pursuant to applicable law, then in each case, either (x) the portion of the purchase price not permitted to be made in cash may be paid by the execution and delivery by the Company of a promissory note or other deferred cash payment arrangement (if applicable, any promissory note to be subordinated to the indebtedness for borrowed money of such company or any of its Affiliates) bearing interest at the prime rate, as published in the Wall Street Journal, Eastern edition, on the first Business Day immediately prior to the day on which such promissory note or other deferred cash payment is issued, with principal and accrued interest payable at such time as is required in the Board’s determination to ensure that any payment pursuant to such promissory note or other deferred cash payment arrangement is not prohibited because of any of the matters described in clauses (i) or (ii) of this Section 5.03(b) above or (y) the Company may designate one or more Sponsors to purchase and acquire from the Management Shareholder, the Company Equity Securities owned by such Management Shareholder and its Permitted Transferees, on the same terms and subject to the same conditions at those that would be applicable to the Company.

SECTION 5.04                    Termination of Repurchase Right.  Upon the occurrence of the consummation of an IPO or a Change of Control, the repurchase rights of the Company under this Article 5 with respect to Termination Securities shall terminate except as follows:

(a)                                  With respect to a Termination Security that is an unvested Class A Common Share as of the date of the consummation of the IPO, the Company shall continue to have all rights pursuant to this Article 5 until such Termination Security (or part thereof) vests, at which point the rights of the Company pursuant to this Article 5 with respect to such Termination Security (or part thereof) shall terminate; and

(b)                                 With respect to a Termination Security that is a vested Class A Common Share, if prior to the first anniversary of the consummation of the IPO, the employment of a Management Shareholder with the Company or any of its Subsidiaries terminates and the Termination Event is a termination by the Employer for Cause, all rights pursuant to this Article 5 shall remain in effect and be applicable to such Termination Event.

ARTICLE 6

REGISTRATION RIGHTS

SECTION 6.01                    Demand Registration.

(a)                                  Subject to the restrictions set forth herein, if at any time the Company receives a written request from the CCMP Funds (as such, the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of the Sponsors’ Registrable Securities, and specifying the intended method of disposition thereof (each such request shall be referred to herein as a “Demand Registration”), then, within five Business Days, the Company shall promptly give notice of such Demand Registration to the other Investors and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of all Registrable Securities for which the Requesting Shareholder have requested registration under this Section 6.01; provided that the Company shall not be obligated to effect (a) more than five (5) Demand Registrations by the CCMP Funds, (b) any Demand Registration unless the aggregate gross proceeds expected to received from the sale of the Registrable Securities requested to be included by the Requesting Shareholder in such Demand Registration are at least $25 million (unless such Registrable Securities identified in the Demand Registration constitute all remaining Registrable Securities held by the Requesting Shareholder), or (c) more than one Demand Registration during any six-month period.

(b)                                 Notwithstanding the foregoing, the Company may delay the filing of a registration statement, or suspend the continued use of a registration statement, required by Section 6.01

(i) for a period up to 90 days after the request to file a registration statement if at the time the Company receives the request to register Registrable Securities, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith, after consultation with external legal counsel, that such disclosure would have a material adverse effect on the Company or its business or on the Company’s ability to effect a proposed material acquisition, disposition, financing, reorganization, recapitalization or similar transaction and (ii) for a period of time required by an underwriting agreement relating to a Public Offering of newly issued shares by the Company; provided that such period of time shall not exceed 90 days from the date of such underwriting agreement.  A deferral of the filing of a registration statement, or the suspension of the continued use of a registration statement, pursuant to this Section 6.01(b), shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral, the negotiations or other activities are disclosed or terminated.  In order to defer the filing of a registration statement, or suspend the continued use of a registration statement, pursuant to this Section 6.01(b), the Company shall promptly (but in any event within five days), upon determining to seek such deferral or suspension, deliver to the Requesting Shareholder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing, or suspending the continued use of a registration statement, pursuant to this Section 6.01(b) and a general statement of the reason for such deferral or suspension, as the case may be, and an approximation of the anticipated delay.  The Company may defer the filing, or suspend the continued use of, a particular registration statement pursuant to this Section 6.01(b) no more than twice and for no more than 120 days in the aggregate in any twelve-month period; provided that there must be an interim period of at least 60 days between the end of one deferral or suspension period and the beginning of a subsequent deferral or suspension period.  The Company agrees, that in the event it exercises its rights under this Section 6.01(b), it shall, within seven days following receipt by the holders of Registrable Securities of the notice of deferral or suspension, as the case may be, update the deferred or suspended registration statement as may be necessary to permit the holders of Registrable Securities to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

(c)                                  At any time prior to the effective date of the registration statement relating to such Demand Registration, the Requesting Shareholder may revoke in writing such request, without liability to any Person, by providing a notice to the Company revoking such request; provided, however, that no such withdrawn demand request shall be deemed to have been a Demand Registration if (i) such demand request is withdrawn prior to the filing by the Company of a registration statement pursuant thereto, or (ii) such withdrawal is due to the disclosure of material adverse information relating specifically to the Company that was not known by the Requesting Shareholder at the time it submitted its demand request, provided, that, in either event, the Requesting Shareholder elects to bear all expenses associated with such withdrawn demand request and the registration statement pursuant thereto.

(d)                                 Except as expressly set forth herein, the Company shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such Registration is effected.

(e)                                  A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (A) has become effective under the Securities Act, and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Requesting Shareholder included in such registration have actually been sold thereunder); provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or if the Maximum Offering Size is reduced in accordance with Section 6.01(f) such that less than 75% of the Registrable Securities of the Requesting Shareholder sought to be included in such registration are included.

(f)                                    If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of Registrable Securities that the Company and any other Person (if any) propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)                                     first, all Registrable Securities requested to be registered by the Requesting Shareholder;

(ii)                                  second, all Registrable Securities requested to be included in such registration by any Registering Investors exercising piggyback registration rights pursuant to Section 6.02(a)(ii) pro rata among such Registering Investors based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, and

(iii)                               third, all Registrable Securities proposed to be registered for the account of the Company.

SECTION 6.02                    Piggyback Registration.

(a)                                  If, after the IPO, the Company proposes to register any Company Equity Securities under the Securities Act (whether for itself or otherwise in connection with a sale of securities by another Person, but other than in connection with a registration on a Form S-4 in connection with a direct or indirect acquisition by the Company of another Person or a registration on a Form S-8), the Company shall at each such time give prompt written notice at least 10 days prior to the anticipated filing date of the registration statement relating to such registration to each Investor holding at least one percent (1%) of the outstanding Registrable Securities hereunder, which notice shall set forth such Investor’s rights under this Section 6.01 and shall offer such Investor the opportunity to include in such registration statement all or any portion of the Registrable Securities held by such Investor (a “Piggyback Registration”), subject to the restrictions set forth herein.  Upon the request of any such Investor (a “Registering Investor”) made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Registering Investor), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all Registering Investors to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that if such registration involves a Public Offering, all such Registering Investors requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company or any other selling shareholders; provided, however, that no such Registering Investor shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Registering Investor’s ownership of his or her Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Registering Investor’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Registering Investor as may be reasonably requested; provided, further, however, that the obligation of such Registering Investor to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among all Persons selling Registrable Securities in such registration, and the liability of each such Registering Investor will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Registering Investor from the sale of his or her Registrable Securities pursuant to such registration.  If, at any time after giving notice of its intention to register any Registrable Securities pursuant to this Section 6.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company or the initiating shareholders, as applicable, shall determine for any reason not to register such securities, the Company shall give notice to all such Registering Investors and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  The Company shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

(b)                                 If a Piggyback Registration involves a Public Offering and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and any selling shareholders with rights to require registration of Registrable Securities propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Piggyback Maximum Offering Size”), the Company shall include in such Piggyback Registration, in the following priority, up to the Piggyback Maximum Offering Size:

(i)                                   with respect to a Public Offering by the Company for its own account:

(A)                               first, such number of Registrable Securities proposed to be registered for the account of the Company, if any, as would not cause the offering to exceed the Piggyback Maximum Offering Size, and

(B)                                 second, all Registrable Securities requested to be included in such registration by any Registering Investors exercising piggyback registration rights pursuant to this Section 6.02(b)(i) pro rata among such Registering Investors based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, and

(ii)                                With respect to a Public Offering by the Company for the account of selling shareholders:

(A)                               all Registrable Securities requested to be included in such registration by any shareholders with rights to require registration of Registrable Securities,

(B)                                 second, all Registrable Securities requested to be included in such registration by any Registering Investors exercising piggyback registration rights pursuant to this Section 6.02(b)(ii) pro rata among such Registering Investors based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, and

(C)                                 third, all Registrable Securities proposed to be registered for the account of the Company.

(c)                                  Notwithstanding anything to the contrary contained herein, the provisions of this Section 6.02 shall not be applicable with respect to the IPO or any shelf registration (including any shelf registration under Section 6.03) or with respect to any resales of securities pursuant to any such shelf registration.

SECTION 6.03                    Shelf Registrations.

(a)                                  At any time after the one year anniversary of the consummation by the Company of the IPO, upon receipt of a written request (the “Shelf Request”) from the CCMP Funds that the Company file a “shelf” registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration”) on Form S-3 (or any successor form to Form S-3, or any similar short-form registration statement), covering the resale of Registrable Securities, the reasonably anticipated gross proceeds from all resales covered thereunder of which would exceed $25 million, the Company shall use its reasonable best efforts consistent with the terms of this Agreement to (i) cause the Shelf Registration to be filed with the SEC as soon as practicable (but in no event later than 30 days of its receipt of the Shelf Request) and to include all Registrable Securities held by the Sponsors to be registered on such form, and (ii) cause such Shelf Registration to be declared effective by the SEC as soon as possible.  As soon as reasonably practicable after the IPO, the Company will use its reasonable best efforts, consistent with the terms of this Agreement, to qualify for and remain eligible to use Form S-3 registration or a similar short-form registration.  The provisions of Section 6.05 shall be applicable to each Shelf Registration initiated under this Section 6.03 and any subsequent resale of Registrable Securities pursuant thereto; provided, that the gross proceeds therefrom equal at least $25 million.

(b)                                 In connection with any proposed underwritten resale of Registrable Securities which is not pursuant to a Demand Registration under Section 6.01 (an “Underwritten Shelf Takedown”) pursuant to a Shelf Registration, the CCMP Funds agree, in an effort to conduct any such Underwritten Shelf Takedown in the most efficient and organized manner, to coordinate with the Company prior to initiating any sales efforts and cooperate with the Company as to the terms and consummation of such Underwritten Shelf Takedown.

(c)                                  The Company shall be liable for and pay all Registration Expenses in connection with each Shelf Registration, regardless of whether such Shelf Registration is effected, and any Underwritten Shelf Takedown; provided that the Sponsors shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the Registrable Securities of the Sponsors.

SECTION 6.04                    Lock-Up Agreements.  In connection with each underwritten Public Offering, if requested by the managing underwriter, each Management Shareholder agrees not to effect any public sale or private offer or distribution of any Registrable Securities during the 10 days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering, not to exceed 90 days (180 days in the case of the IPO and 30 days in the case of an underwritten resale of securities pursuant to any shelf registration); provided that the time periods provided for in this sentence in respect of each Management Shareholder shall not be any greater than the time periods requested by the managing underwriter in respect of any other Investor in connection with such Public Offering.

SECTION 6.05                    Registration Procedures.  Whenever any Investor request that any Registrable Securities be registered pursuant to Section 6.01, 6.02 or 6.03, subject to the provisions of such Section, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)                                  The Company shall, as expeditiously as possible, prepare and file with the SEC a registration statement on any form for which the Company then qualifies and the managing underwriter, if any, and the holders of a majority of the Registrable Securities to be registered thereunder shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days or in the case of a Shelf Registration, not less than two years (or such shorter period in which all of the Registrable Securities of the Investors included in such registration statement shall have actually been sold thereunder); provided, however, that such 180-day period or two year period, as applicable, shall be extended for a period of time equal to the period any Investor refrains from selling any securities included in such registration at the request of an underwriter and in the case of any Shelf Registration, subject to compliance with applicable SEC rules, such two year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to each participating Investor such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(c)                                  After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Requesting Shareholder and/or the Registering Investors thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify the Requesting Shareholder and/or each Registering Investor holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)                                 The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Requesting Shareholder and/or Registering Investor holding such Registrable Securities reasonably (in light of such Requesting Shareholder’s and/or Registering Investor’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Requesting Shareholder and/or Registering Investor to consummate the disposition of the Registrable Securities owned by such Requesting Shareholder and/or Registering Investor; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.03(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)                                  The Company shall immediately notify the Requesting Shareholder and/or each Registering Investor holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Requesting Shareholder and/or each such Registering Investor and file with the SEC any such supplement or amendment.

(f)                                    Except for a Demand Registration or an Underwritten Shelf Takedown, the Board shall have the right to select the underwriter or underwriters in connection with any Public Offering.  In connection with the offering of Registrable Securities pursuant to a Demand Registration, the Requesting Shareholder shall have the right, in its sole discretion, to select the underwriter or underwriters.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form, provided that the scope of the indemnity contained in such underwriting agreement is not more extensive than the indemnity described in Section 6.07 hereof), provided that such agreements are consistent with this Agreement, and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.  Each Investor participating in such underwriting shall also enter into such agreement, provided that the terms of any such agreement are consistent with this Agreement; provided, however, that no such Investor shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Investor as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto; and provided, further, that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Securities pursuant to such registration.

(g)                                 Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Requesting Shareholder, Registering Investor and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 6.05 and any attorney, accountant or other professional retained by any such Investor or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law.  Each Investor agrees that at the time that such Investor is a Requesting Shareholder and/or a Registering Investor, information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in Common Shares unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)                                 The Company shall cause to be furnished to the Requesting Shareholder and/or each Registering Investor and to each such underwriter, if any, a signed counterpart, addressed to such Investor or underwriter, of an opinion or opinions of counsel to the Company in customary form and covering such matters of the kind customarily covered by opinions as a majority of such Investors or the managing underwriter therefor reasonably requests.

(i)                                     The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j)                                     The Company may require the Requesting Shareholder and/or each such Registering Investor, by written notice given to the Requesting Shareholder and each such Registering Investor (as applicable) not less than 10 days prior to the filing date of such registration statement, to promptly, and in any event within 7 days after receipt of such notice, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

(k)                                  Each Investor agrees that at the time that such Investor is a Requesting Shareholder and/or a Registering Investor, upon receipt of any written notice from the Company of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Investor’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Investor shall deliver to the Company all copies, other than any permanent file copies then in such Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 6.03(e) to the date when the Company shall make available to such Investor a prospectus supplemented or amended to conform with the requirements of Section 6.03(e).

(l)                                     The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded and if none of the Registrable Securities are so listed, on any securities exchange or quotations system on which similar securities issued by the Company are then listed, and if no Common Shares are listed, on any national securities exchange or on the NASDAQ.

(m)                               The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other reasonable actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

SECTION 6.06                    Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Investor, solely in its capacity as a selling shareholder, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by or related to any violation or alleged violation of the Securities Act or Exchange Act, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made in reliance upon and in conformity with information furnished in writing to the Company by such Investor or on such Investor’s behalf, solely in its capacity as a selling shareholder, expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Investor and it was the responsibility of such Investor to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.

SECTION 6.07                    Indemnification by the Participating Investors.  Each Investor, at the time that such Investor is a Requesting Shareholder and/or a Registering Investor holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless from and against all Damages the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (i) with respect to information furnished in writing to the Company by such Investor or on such Investor’s behalf, solely in its capacity as selling shareholder, expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Investor to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was available to such Investor and would have cured the defect giving rise to such Damages.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 6, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Investor shall be liable under this Section 6.07 for any Damages in excess of the net proceeds realized by such Investor in the sale of Registrable Securities of such Investor to which such Damages relate.

SECTION 6.08                    Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 6, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

SECTION 6.09                    Contribution.

(a)                                  If the indemnification provided for in this Article 6 is unavailable to the Indemnified Party or insufficient in respect of any Damages (other than by reason of the exceptions provided herein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages, as between the Company on the one hand and each such Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Investor in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of each such Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)                                 The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 6.09 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6.09, no Investor shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Investor in the sale of Registrable Securities of such Investor to which such Damages relate exceeds the amount of any Damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Subject to the foregoing and as among the Investors, each Investor’s obligation to contribute pursuant to this Section 6.09 is several in the proportion that the proceeds of the offering received by such Investor bears to the total proceeds of the offering received by all such Investors and not joint.

SECTION 6.10                    Cooperation by the Company.  With a view to making available to the Investors the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees to use its best efforts to:

(a)                                  make and keep public information available, as those terms are defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)                                  furnish to any Investor, so long as such Investor owns any Registrable Securities, upon request by such Investor, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for a Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing a Investor to sell any such securities without registration; and

(d)                                 upon the request of any Investor, instruct the transfer agent in writing that it shall rely on the written legal opinion such Investor’s counsel, and shall act in accordance with the written instructions of such Investor’s counsel, with respect to any transfer of Company Equity Securities.

SECTION 6.11                    Restriction on Company Grants of Registration Rights.  The Company agrees that, without the prior written consent of the CCMP Funds, it shall not enter into any agreement with the holder or prospective holder of Company Equity Securities with respect to any registration rights.

ARTICLE 7

CERTAIN COVENANTS AND AGREEMENTS

SECTION 7.01                    Confidentiality.

(a)                                  To the extent any Investor is a Permitted Transferee of a Management Shareholder, such Investor agrees that it shall (i) hold confidential and not disclose, without the prior written consent of the CCMP Representatives, all confidential or proprietary written, recorded or oral information or data (including research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know how and computer programming and other software techniques) provided or developed by the Company and any of its Subsidiaries, another Investor or any of their Affiliates, officers, directors, partners, legal counsel, agents and representatives (collectively, its “Confidentiality Affiliates”) in connection herewith or with the Business, whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which the Company, any of its Subsidiaries, the disclosing Investor or any of their Confidentiality Affiliates reasonably communicated, or the receiving Management Shareholder should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such

Confidential Information only for the purposes of performing its obligations hereunder to which it is a party and monitoring its investment in the Company; provided, however, that a Management Shareholder may disclose any such Confidential Information on a confidential basis to current and prospective lenders in connection with a loan or prospective loan to such Management Shareholder and to prospective purchasers of Company Equity Securities from such Management Shareholder, as well as to their legal counsel, auditors, agents and representatives.

(b)                                 The obligations contained in Section 7.01(a) shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was, or becomes through no breach of the receiving Management Shareholder’s obligations hereunder, known to the public, (ii) becomes known to the receiving Management Shareholder from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the disclosing Management Shareholder’s or a third party, or (iii) is required to be disclosed by law, governmental regulation or applicable legal process.

SECTION 7.02                    Conflicting Agreements.  Each Management Shareholder represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Equity Securities, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to its Company Equity Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Investor under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Equity Securities or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Equity Securities in any manner that is inconsistent with this Agreement.

SECTION 7.03                    Information Rights.

(a)                                  Financial Statements and Other Information.  (i) The Company shall deliver to any requesting Investor, so long as such Investor owns at least 5% of the Class B Common Shares then outstanding, the following information:

(A)                               as soon as is available and in any event within 30 days after the end of each month of each fiscal year of the Company, consolidated balance sheets of the Company and any Subsidiary of the Company as of the end of such period, and consolidated statements of income and cash flows of the Company and any Subsidiary of the Company for the period then ended, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(B)                                 as soon as is available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and any Subsidiary of the Company as of the end of such period, and consolidated statements of income and cash flows of the Company and any Subsidiary of the Company for the period then ended, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C)                                 as soon as is available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and any Subsidiaries of the Company as of the end of such year, and consolidated statements of income and cash flows of the Company and any Subsidiary of the Company for the year ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; and

(D)                                to the extent the Company is required by law or pursuant to the terms of any of the Company’s or any of the Company’s Subsidiaries’ material debt agreements, indentures and other agreements or instruments evidencing material indebtedness of the Company or any of its Subsidiaries to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, as amended, such reports actually prepared by the Company as soon as available.

(b)                                 Other Information.  The Company and any Subsidiary of the Company shall provide to each of the Sponsors, and as applicable create and/or generate, any information as the CCMP Representative may reasonably request, including true and correct copies of all applicable documents, reports, financial data and other information relevant thereto.

SECTION 7.04                    IPO Cooperation.  Prior to and in connection with the IPO, each of the Investors and the Company covenants and agrees to cooperate with each other and to take such action as shall be necessary to permit the conversion of the Class B Common Shares into validly authorized and issued, fully paid and nonassessable shares of class A common stock of the Company, as contemplated by the Certificate of Incorporation of the Company (the “Conversion”) including, without limitation, by executing such agreements, consents, certificates and documents as shall be necessary or appropriate to ensure that the number of authorized Class A Common Shares is and will be sufficient to permit (and immediately after giving effect to) the Conversion.  For the avoidance of doubt, and without limiting the foregoing, the Investors and the Company shall execute or cause to be executed all board of director, shareholder and other consents as shall be required in order to amend the Certificate of Incorporation of the Company and to authorize such number of Class A Common Shares as shall be necessary to permit the Conversion on the terms contemplated by the Certificate of Incorporation of the Company.

ARTICLE 8

MISCELLANEOUS

SECTION 8.01                    CCMP Representative.

For purposes of this Agreement, the CCMP Funds and, upon their becoming a Sponsor, their Sponsor Permitted Transferees, hereby consent to the appointment of CCMP Capital Investors II, L.P., as representative (the “CCMP Representative”) of the CCMP Funds and such Sponsor Permitted Transferees, and as attorney-in-fact for and on behalf of the CCMP Funds and such Sponsor Permitted Transferees, and, subject to the express limitations set forth below, the taking by the CCMP Representative of any and all actions and the making of any decisions required or permitted to be taken by the CCMP Funds and such Sponsor Permitted Transferees under this Agreement.  The CCMP Representative will have unlimited authority and power to act on behalf of the CCMP Funds and such Sponsor Permitted Transferees with respect to this Agreement and the disposition (including without limitation pursuant to Section 4.01 and Section 4.02), settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all CCMP Funds and such Sponsor Permitted Transferees are treated in the same manner.  The CCMP Funds and such Sponsor Permitted Transferees will be bound by all actions taken by the CCMP Representative in connection with this Agreement.  In performing its functions hereunder, the CCMP Representative will not be liable to the CCMP Funds and such Sponsor Permitted Transferees in the absence of gross negligence or willful misconduct.  The Company, the Sponsors and the Management Shareholders shall be permitted to rely on any act of the CCMP Representative as the binding act of and on behalf of all of the CCMP Funds and such Sponsor Permitted Transferees.

SECTION 8.02                    Binding Effect; Assignability; Benefit.

(a)                                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Any Management Shareholder that ceases to beneficially own any Company Equity Securities shall cease to be bound by the terms hereof (other than as expressly set forth herein or with respect to Section 7.01 or Article 8).

(b)                                 Other than as expressly set forth herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Equity Securities or otherwise. Any Person acquiring Company Equity Securities that is required or permitted by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute a Joinder Agreement and shall thenceforth be a “Management Shareholder.”

(c)                                  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 8.03                    Legal Representation for Management Shareholders.  Reinhart Boerner Van Deuren s.c. (“Counsel”) has been retained by certain Management Shareholders who have executed an acknowledgement of the terms of that certain September 21, 2006 engagement letter in connection with the transactions contemplated by this Agreement.  All Management Shareholders have had the opportunity to seek legal advice from Counsel on this Agreement and the transactions contemplated hereby.

SECTION 8.04                    Notices.  All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission,

If to any of the Company, to:

Generac Power Systems, Inc.

P.O. Box 295

Waukesha, WI  53187

Attention:  Chief Executive Officer

with a copy to:

GPS CCMP Acquisition Corp.

c/o CCMP Capital Advisors, LLC

245 Park Avenue, 16th Floor

New York, NY  10167

Attention:  Stephen Murray

If to a Management Shareholder, to him or her at the address listed on his or her signature page hereto.

If to the CCMP Funds, to:

CCMP Capital Advisors, LLC

245 Park Avenue

16th Floor

New York, New York 10167

Attn:  Stephen Murray

Facsimile:  (917) 464-9200

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto.  All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.  Any Person that hereafter becomes a Management Shareholder shall provide its address and fax number to the Company.

SECTION 8.05                    Waiver; Amendment.

No provision of this Agreement may be waived, amended or otherwise modified except by an instrument in writing executed by (i) the Company, (ii) Management Shareholders whose Aggregate Ownership of Company Equity Securities is over 50% of the Aggregate Ownership of Company Equity Securities of all Management Shareholders, and (iii) the CCMP Representative; provided, however, that any waiver, amendment or modification that materially and adversely affects one or more Management Shareholders disproportionately as compared to all other Management Shareholders shall require the prior written consent of a majority of such Management Shareholders so adversely affected.

SECTION 8.06                    Non-Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Management Shareholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Sponsor or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Sponsor or any current or future member of any Sponsor or any current or future director, officer, employee, partner or member of any Sponsor or of any Affiliate or assignee thereof, as such for any obligation of any Sponsor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 8.07                    Governing Law; Venue.  All issues concerning the relative rights of the Company, the Sponsors and the Management Shareholders with respect to each other, the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware that would require the application of any law other than the law of the State of Delaware, without regard to the conflicts of laws rules of such state.  Any legal action or proceeding with respect this Agreement shall be brought in the courts of the State of Delaware, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts.  Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 8.08                    WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

SECTION 8.09                    Specific Enforcement; Cumulative Remedies.  The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

SECTION 8.10                    Entire Agreement.  This Agreement, together with all agreements referred to herein, and any schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

SECTION 8.11                    Severability.

(a)                                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(b)                                 To the extent the terms of the constitutive documents of the Company are contradictory to, or inconsistent with, the terms of this Agreement, the terms of this Agreement shall, to the extent permitted by law, supersede such conflicting or inconsistent terms.  All terms of the constitutive documents not contradictory to, or inconsistent with, the terms of this Agreement shall remain in full force and effect.

SECTION 8.12                    Aggregation of Company Equity Securities.  (a) All Company Equity Securities held by a Management Shareholder who is an employee of any of the Company or the Subsidiaries, and his or her Permitted Transferees, shall be aggregated together for purposes of determining the rights and obligations of such Management Shareholder under this Agreement.

(b)                                 All Company Equity Securities held by the Sponsors and their respective Sponsor Permitted Transferees shall be aggregated together for purposes of determining the rights and obligations of the Sponsors under this Agreement.

SECTION 8.13                    Reimbursement of Expenses.

(a)                                  The Company agrees to pay or reimburse the Management Shareholders (i) for all reasonable costs and expenses (including reasonable attorneys fees, charges, disbursements and expenses) incurred in connection with the preparation and execution of this Agreement, (ii) for all reasonable costs and expenses (including reasonable attorneys fees, charges, disbursements and expenses) incurred in connection with any amendment, supplement, modification or waiver of or to any of the terms or provisions of this Agreement, and (iii) for all costs and expenses of such Management Shareholders (including reasonable attorneys fees, charges, disbursements and expenses) incurred in connection with the consent to any departure by the Company or any of its Subsidiaries from the terms of any provision of this Agreement; provided, that, the Company shall only be obligated to pay or reimburse the reasonable fees, charges, disbursements and expenses of Reinhart Boerner Van Deuren s.c. acting on behalf of certain of the Management Shareholders with respect to any of the foregoing clauses (i) through (iv).

SECTION 8.14                    Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

GPS CCMP ACQUISITION CORP.

By:	/s/ Mark Mcfadden
Name: Mark Mcfadden
Title: Assistant Secretary

THE SPONSORS:

CCMP CAPITAL INVESTORS II, L.P.

By:	CCMP Capital Associates, L.P.,
its General Partner

By:	CCMP Capital Associates GP, LLC,
its General Partner

By:	/s/ Stephen McKenna
Name:
Title:

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P.,
its General Partner

By:	CCMP Capital Associates GP, LLC,
its General Partner

By:	/s/ Stephen McKenna
Name:
Title:

ASIA OPPORTUNITY FUND II, L.P.

By:	CCMP Asia Equity Partners II, L.P.,
its General Partner

By:	Liu Asia Equity Company II,
its General Partner

By:	/s/ Andrew Liu
Name:
Title:

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

AOF II EMPLOYEE CO-INVEST FUND, L.P.

By:	,
its General Partner

By:	,
its General Partner

By:	/s/ Andrew Liu
Name:
Title:

CCMP GENERAC CO-INVEST L.P.

By:	CCMP Generac Co-Invest GP, LLC,
its General Partner

By:	/s/ Stephen McKenna
Name:
Title:

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

THE MANAGEMENT SHAREHOLDERS:

/s/ William W. Treffert
WILLIAM W. TREFFERT

THE WILLIAM AND SELMA TREFERRT LIVING TRUST DATED FEBRUARY 21, 1998

By:	/s/ William W. Treffert
Name: William Treferrt
Its: Trustee

THE WILLIAM W. SELMA GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Paul A.Zudyk, Trustee
Name: Paul A. Zudyk
Its: Trustee

3

THE MANAGEMENT SHAREHOLDERS:

/s/ Joseph T. Buba
Joseph T. Buba

THE MANAGEMENT SHAREHOLDERS:

/s/ Roger W. Schaus, Jr.
Roger W. Schaus, Jr.

THE MANAGEMENT SHAREHOLDERS:

/s/ Steven A. Hespe
Steven A. Hespe

THE MANAGEMENT SHAREHOLDERS:

/s/ Roger F. Pascavis
Roger F. Pascavis

THE MANAGEMENT SHAREHOLDERS:

/s/ Roddy W. Rogahn
Roddy W. Rogahn

THE MANAGEMENT SHAREHOLDERS:

/s/ Frank X. Wendel
Frank X. Wendel

THE MANAGEMENT SHAREHOLDERS:

/s/ Paul G. Bowers
Paul G. Bowers

THE MANAGEMENT SHAREHOLDERS:

/s/ Gordon M. Michaelson
Gordon M. Michaelson

THE MANAGEMENT SHAREHOLDERS:

/s/ Kevin T. Anderson
Kevin T. Anderson

THE MANAGEMENT SHAREHOLDERS:

/s/ Patrick J. Diem
Patrick J. Diem

THE MANAGEMENT SHAREHOLDERS:

/s/ Kenneth E. Ulrich
Kenneth E. Ulrich

THE MANAGEMENT SHAREHOLDERS:

/s/ Stephanie A. Borowski
Stephanie A. Borowski

THE MANAGEMENT SHAREHOLDERS:

/s/ Allen D. Gillette
Allen D. Gillette

THE MANAGEMENT SHAREHOLDERS:

/s/ Steve C. Goran
Steve C. Goran

THE MANAGEMENT SHAREHOLDERS:

/s/ Frank A. Prindl
Frank A. Prindl

THE MANAGEMENT SHAREHOLDERS:

/s/ Paul M. Bazzetta
Paul M. Bazzetta

THE MANAGEMENT SHAREHOLDERS:

/s/ Guoming Wu
Guoming Wu

THE MANAGEMENT SHAREHOLDERS:

/s/ Garu J. Lato
Gary J. Lato

THE MANAGEMENT SHAREHOLDERS:

/s/ Joseph J. Romanowski
Joseph J. Romanowski

THE MANAGEMENT SHAREHOLDERS:

/s/ Daniel E. Waschow
Daniel E. Waschow

THE MANAGEMENT SHAREHOLDERS:

/s/ Timothy J. Heardan
Timothy J. Heardan

THE MANAGEMENT SHAREHOLDERS:

/s/ Peter D. Winnie
Peter D. Winnie

THE MANAGEMENT SHAREHOLDERS:

/s/ Warren E. Buchter
Warren E. Buchter

THE MANAGEMENT SHAREHOLDERS:

/s/ William J. Mongan
William J. Mongan

THE MANAGEMENT SHAREHOLDERS:

/s/ Rocky L. Hofstetter
Rocky L. Hofstetter

THE MANAGEMENT SHAREHOLDERS:

/s/ Julie A. Santapoalo
Julie A. Santapoalo

THE MANAGEMENT SHAREHOLDERS:

/s/ York A. Ragen
York A. Ragen

THE MANAGEMENT SHAREHOLDERS:

/s/ Dawn A. Tabat
Dawn A. Tabat

THE MANAGEMENT SHAREHOLDERS:

/s/ Aaron P. Jagdfeld
Aaron P. Jagdfeld

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders’ Agreement dated as of November 10, 2006 (the “Shareholders’ Agreement”) among GPS CCMP ACQUISITION CORP., CCMP CAPITAL INVESTORS II, L.P., CCMP CAPITAL INVESTORS (CAYMAN) II, L.P. ASIA OPPORTUNITY FUND II, L.P., AOF II EMPLOYEE CO-INVEST FUND, L.P., CCMP GENERAC CO-INVEST, L.P. and certain other persons named therein.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and a “Management Shareholder” under the Shareholders’ Agreement as of the date hereof and shall have all of the rights and obligations of the Management Shareholder from whom it has acquired Company Equity Securities (to the extent permitted by the Shareholders’ Agreement) as if it had executed the Shareholders’ Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.  The Joining Party acknowledges that, among the obligations of such Joining Party pursuant to the Shareholders’ Agreement is the obligation to sell any or all of the Company Equity Securities acquired by such Joining Party to the Company or to one or more Third Parties in certain circumstances pursuant to Articles IV and V of the Shareholders’ Agreement.

To the extent the Joining Party is a Permitted Transferee of an Investor who is an employee of the Company, such Joining Party acknowledges that all Company Equity Securities held by such Joining Party shall be aggregated with the Company Equity Securities of such Management Shareholder and his or her other Permitted Transferees for purposes of determining the rights and obligations of such Management Shareholder under the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                                     ,

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

AGREED ON THIS [ ] day of [ ], 200[ ]:

GPS CCMP ACQUISITION CORP.

By:
Name:
Title: